                                                                    EXHIBIT 99.1

For further information contact
John S. Weatherly, CFO 1-800-451-1294

                              FOR IMMEDIATE RELEASE

         CALLON PETROLEUM COMPANY REPORTS RESULTS
         FOR THIRD QUARTER, FIRST NINE MONTHS OF 2003

         Natchez, MS (November 11, 2003)--Callon Petroleum Company (NYSE:
CPE/CPE.PrA) today reported its results of operations for both the quarter and the nine-month period ended September 30, 2003.

         Results for the three-month period ended September 30, 2003 include a net loss of $2.0 million, or $0.17 per diluted share. This compares to a net loss of $1.3 million, or $0.12 per share on a diluted basis, for the same period in 2002.

         Operating results for the three-month period ended September 30, 2003 include oil and gas sales of $15.1 million from average production of 33 million cubic feet of natural gas equivalent per day (MMcfe/d). This corresponds to sales of $15.8 million from average daily production of 45 MMcfe/d during the same period in 2002. During the third quarter of 2003, natural gas represented approximately 90 percent of the company's total production. The average price received per thousand cubic feet of natural gas in the third quarter of 2003 increased by 53 percent to $4.97 compared to $3.24 during the third quarter of 2002, while the average price received per barrel of oil in the third quarter of 2003 increased by 9 percent to $26.76 compared to $24.60 during the same period a year earlier.

         For the nine months ended September 30, 2003, the company reported a net loss of $1.3 million, or $0.17 per diluted share after the cumulative effect of change in accounting principle related to Statement of Financial Accounting Standards (SFAS) No.143 ("Accounting for Asset Retirement Obligations"). This compares to a net loss of $1.4 million, or $0.18 per share on a diluted basis, for the same period in 2002.

         On January 1, 2003, the company adopted SFAS No. 143, which required companies to record the fair value of a liability for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The impact of adopting the statement resulted in a gain of $181,000, net of tax, which was reported in the first quarter of 2003 as a cumulative effect of the change in accounting principle.

                                     (MORE)

         Operating results for the nine-month period ended September 30, 2003 include oil and gas sales of $54.8 million from average production of 37 million cubic feet of natural gas equivalent per day (MMcfe/d). This corresponds to sales of $42.1 million from average daily production of 42 MMcfe/d during the same period in 2002. The average price received per thousand cubic feet of natural gas for the nine-month period ended September 30, 2003 increased by 82 percent to $5.43 compared to $2.98 during the first nine months in 2002, while the average price received per barrel of oil increased by 26 percent to $28.15 compared to $22.29 during the same period a year earlier.

         During the third quarter of 2003, Callon Petroleum Company generated discretionary cash flow of $6.2 million compared to $6.9 million generated during the same period a year ago. Net cash provided by operating activities, as defined by generally accepted accounting principles (GAAP), totaled $7.3 million and $2.6 million during the three months ended September 30, 2003 and 2002, respectively. For the nine-month period ended September 30, 2003, discretionary cash flow totaled $26.9 million compared to $17.2 million during the first nine months of the previous year. Net cash provided by operating activities, as defined by GAAP, totaled $31.2 million and $4.4 million during the nine months ended September 30, 2003 and 2002, respectively. (See "NON-GAAP FINANCIAL MEASURE" that follows and the accompanying financial information for a reconciliation of discretionary cash flow, a non-GAAP measure, to net cash provided by operating activities.)

         Callon Petroleum Company is engaged in the exploration, development, acquisition and operation of oil and gas properties primarily in the Gulf Coast region.

         NON-GAAP FINANCIAL MEASURE - This news release refers to a non-GAAP financial measure as "discretionary cash flow." Callon believes this measure is a financial indicator of the company's ability to fund capital expenditures and service debt. Callon also believes this non-GAAP financial measure of cash flow is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income as defined by GAAP.


                                     (MORE)

                            CALLON PETROLEUM COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                          THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                              SEPTEMBER 30,                SEPTEMBER 30,
                                                                       -------------------------     -------------------------
                                                                          2003           2002           2003           2002
                                                                       ----------     ----------     ----------     ----------
Operating revenues:
  Oil and gas sales                                                    $   15,082     $   15,763     $   54,759     $   42,121
                                                                       ----------     ----------     ----------     ----------
    Total operating revenues                                               15,082         15,763         54,759         42,121
                                                                       ----------     ----------     ----------     ----------

Operating expenses:
  Lease operating expenses                                                  2,659          2,832          8,003          8,201
  Depreciation, depletion and amortization                                  6,416          6,763         20,769         18,840
  General and administrative                                                1,068          1,070          3,704          3,508
  Accretion expense                                                           772             --          2,214             --
  Loss on mark-to-market commodity derivative contracts                      (199)            18            335            788
                                                                       ----------     ----------     ----------     ----------
     Total operating expenses                                              10,716         10,683         35,025         31,337
                                                                       ----------     ----------     ----------     ----------

  Income from operations                                                    4,366          5,080         19,734         10,784
                                                                       ----------     ----------     ----------     ----------
  Other (income) expenses:
  Interest expense                                                          7,554          7,103         22,225         18,736
  Other income                                                                (70)           (23)          (226)          (845)
  Gain on sale of pipeline                                                     --             --             --         (2,454)
  Gain on sale of Enron derivatives                                            --             --             --         (2,479)
                                                                       ----------     ----------     ----------     ----------
     Total other (income) expenses                                          7,484          7,080         21,999         12,958
                                                                       ----------     ----------     ----------     ----------

   Income (loss) before income taxes                                       (3,118)        (2,000)        (2,265)        (2,174)
   Income tax expense (benefit)                                            (1,092)          (700)          (793)          (761)
                                                                       ----------     ----------     ----------     ----------
   Income (loss) before cumulative effect of change in
      accounting principle                                                 (2,026)        (1,300)        (1,472)        (1,413)

  Cumulative effect of change in accounting principle, net of tax              --             --            181             --
                                                                       ----------     ----------     ----------     ----------

  Net income (loss)                                                        (2,026)        (1,300)        (1,291)        (1,413)
  Preferred stock dividends                                                   320            320            958            958
                                                                       ----------     ----------     ----------     ----------
  Net income (loss) available to common shares                         $   (2,346)    $   (1,620)    $   (2,249)    $   (2,371)
                                                                       ==========     ==========     ==========     ==========

  Net income (loss) per common share:
  Basic
    Net income (loss) available to common before cumulative
       effect of change in accounting principle                        $    (0.17)    $    (0.12)    $    (0.18)    $    (0.18)
    Cumulative effect of change in accounting principle, net of tax            --             --           0.01             --
                                                                       ----------     ----------     ----------     ----------
    Net income (loss) available to common                              $    (0.17)    $    (0.12)    $    (0.17)    $    (0.18)
                                                                       ==========     ==========     ==========     ==========

  Diluted
    Net income (loss) available to common before cumulative
        effect of change in accounting principle                       $    (0.17)    $    (0.12)    $   ( 0.18)    $    (0.18)
    Cumulative effect of change in accounting principle, net of tax            --             --           0.01             --
                                                                       ----------     ----------     ----------     ----------
    Net income (loss) available to common                              $    (0.17)    $    (0.12)    $    (0.17)    $    (0.18)
                                                                       ==========     ==========     ==========     ==========

 Shares used in computing net income (loss):
    Basic                                                                  13,679         13,377         13,640         13,342
                                                                       ==========     ==========     ==========     ==========
    Diluted                                                                13,679         13,377         13,640         13,342
                                                                       ==========     ==========     ==========     ==========

CONSOLIDATED CONDENSED BALANCE SHEETS:
(In thousands)


                                                    SEPTEMBER 30,   DECEMBER 31,
                                                        2003            2002
                                                    ------------    ------------
                                                    (UNAUDITED)
Cash and cash equivalents                           $      1,295    $      5,807
Oil and gas properties, net*                             416,834         377,661
All other assets                                          30,903          27,145
                                                    ------------    ------------
      Total assets                                  $    449,032    $    410,613
                                                    ============    ============

Long-term debt including current maturities         $    259,150    $    249,589
All other liabilities*                                    50,054          20,064
Stockholders' equity                                     139,828         140,960
                                                    ------------    ------------
      Total liabilities and stockholders' equity    $    449,032    $    410,613
                                                    ============    ============

*Impacted by the adoption of SFAS No. 143 on January 1, 2003


NET CASH FLOW INFORMATION (UNAUDITED):                  THREE MONTHS ENDED                 NINE MONTHS ENDED
(In thousands)                                              SEPTEMBER 30,                     SEPTEMBER 30,

                                                        2003             2002             2003            2002
                                                    ------------     ------------     ------------    ------------
Reconciliation of non-GAAP financial measure:
   Discretionary cash flow                          $      6,167     $      6,860     $     26,904    $     17,236
   Net working capital changes and other changes           1,317           (2,093)           3,919          (6,152)
   Investment in derivative contracts                       (160)          (2,162)             374          (6,650)
                                                    ------------     ------------     ------------    ------------

   Net cash provided by operating activities        $      7,324     $      2,605     $     31,197    $      4,434
                                                    ============     ============     ============    ============


PRODUCTION AND PRICE INFORMATION:   THREE MONTHS ENDED               NINE MONTHS ENDED
                                        SEPTEMBER 30,                    SEPTEMBER 30,
                                   2003            2002            2003            2002
                               ------------    ------------    ------------    ------------
Production:
   Oil (MBbls)                           49              56             140             170
   Gas (MMcf)                         2,772           3,768           9,365          10,362
   Total Production (MMcfe)           3,068           4,104          10,206          11,382
   Average daily (MMcfe)               33.3            44.6            37.4            41.7

Average prices:
   Oil ($/Bbl)                 $      26.76    $      24.60    $      28.15    $      22.29
   Gas ($/Mcf)                 $       4.97    $       3.24    $       5.43    $       2.98
   Gas equivalent ($/Mcfe)     $       4.92    $       3.31    $       5.37    $       3.05

                               FOURTH QUARTER 2003
                               GUIDANCE ESTIMATES
               (IN THOUSANDS, EXCEPT PER PRODUCTION UNIT AMOUNTS)

                                                                GUIDANCE FOR
                                                              4TH QUARTER 2003
                                                              ----------------

Estimated production volumes:
   Natural gas (Bcf)                                               2.9 - 3.1
   Crude oil (Mbo)                                                 173 - 190
   MMcfe/d                                                          44 - 46

Hedges outstanding:

   Volume (MMcf)                                                      100
   Average ceiling price (per Mcf)                                  $  7.25
   Average floor price (per Mcf)                                    $  5.25


Lease operating expenses:

   Cash                                                        $ 4,400 -  $ 4,700
   Non-cash                                                         --         --
                                                               -------    -------
   Total                                                       $ 4,400 -  $ 4,700

General and administrative expenses:

   Cash                                                        $   625 -  $   675
   Non-cash                                                        425 -      475
                                                               -------    -------
   Total                                                       $ 1,050 -  $ 1,150

Interest expense:

   Cash                                                        $ 6,000 -  $ 6,100
   Non-cash                                                      1,700 -    1,800
                                                               -------    -------
   Total                                                       $ 7,700 -  $ 7,900

DD & A - Oil and gas properties                                $ 8,000 -  $ 8,500

Accretion expense                                              $   725 -  $   775

Accrual income tax rate                                               35%

Cash income tax rate                                                   0%

     The preceding guidance estimates contain assumptions that we believe are reasonable. These estimates are based on information that is available as of the date of this news release. We are not undertaking any obligation to update these estimates as conditions change or as additional information becomes available.

     This news release contains projections and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected as a result of certain factors. Some of the factors which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

     o    general economic conditions;

     o    volatility of oil and natural gas prices;

     o    uncertainty of estimates of oil and natural gas reserves;

     o    impact of competition;

     o    availability and cost of seismic, drilling and other equipment;

     o operating hazards inherent in the exploration for and production of oil and natural gas;

     o difficulties encountered during the exploration for and production of oil and natural gas;

     o difficulties encountered in delivering oil and natural gas to commercial markets;

     o    changes in customer demand and producers' supply;

     o    uncertainty of our ability to attract capital;

     o compliance with, or the effect of changes in, the extensive governmental regulations regarding the oil and natural gas business;

     o    actions of operators of our oil and gas properties;

     o    weather conditions; and

     o the risk factors discussed in our filings with the Securities and Exchange Commission, including those in our Annual Report for the year ended December 31, 2002 on Form 10-K.

         The preceding estimates reflect our review of continuing operations only. These estimates do not take into account any material transactions such as sales of debt and equity securities, acquisitions or divestitures of assets, and formations of joint ventures. We continually review these types of transaction and may engage in one or more of these types of transactions without prior notice.

                                        #